Exhibit 99.1

FOR IMMEDIATE RELEASE

LIV Capital Acquisition Corp. II Announces Redemption of Class A Ordinary Shares

New York – November 20, 2023 – LIV Capital Acquisition Corp. II (the “Company”) today announced that it has entered into a mutual termination agreement with respect to its pending business combination and that it will redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), effective as of December 8, 2023. Because of the termination of its pending business combination, the Board of Directors has determined that it is in the best interests of the shareholders to liquidate and redeem all of the Class A Shares.

As stated in the Company’s Amended and Restated Memorandum and Articles of Association, if the Company does not consummate an initial business combination within 24 months of the closing of the Company’s initial public offering (or February 10, 2024), or such earlier date as determined by the Board of Directors, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) held with Continental Stock Transfer & Trust Company (“Continental”), including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then outstanding Class A Shares, which redemption will completely extinguish the rights of the holders of Class A Shares (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Class A Shares is expected to be approximately $10.98 (the “Redemption Amount”).

The Company anticipates that the Class A Shares will cease trading as of the close of business on December 7, 2023. As of December 8, 2023, the Class A Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. After December 8, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial shareholders waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed Continental to take all necessary actions to liquidate the Trust Account. Registered holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account upon presentation of their respective share or unit certificates or other delivery of their shares or units to Continental, the Company’s transfer agent. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the Class A Shares is expected to be completed within ten business days after December 8, 2023.

The Company expects that The Nasdaq Stock Market will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About LIV Capital Acquisition Corp. II

LIV Capital Acquisition Corp. II was formed for the purpose of effecting a merger, share exchange, asset acquisition, share repurchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or the future financial or operating performance of the Company. For example, statements about the expectation that the Company will cease all of its operations, the anticipated date upon which the shares will cease trading and be deemed cancelled, and the expected timing of the completion of the redemption are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, the Company does not undertake any duty to update these forward-looking statements.

Investor Contact

For more information, please contact Alexander Rossi at spac@livcapital.mx.